SUPPLEMENTAL ANALYST PACKAGE 3Q2006 EARNINGS CONFERENCE CALL 10/18/2006 O'HARE INTERNATIONAL AIRPORT AMB COMPASS DISTRIBUTION CENTER

TABLE OF CONTENTS Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Operations 3 Consolidated Statements of Funds from Operations 4 Adjusted EBITDA and Coverage Ratios 5 Supplemental Cash Flow Information 6 Portfolio Overview 7 Consolidated Operating and Leasing Statistics 8 Consolidated Market Operating Statistics 9 Consolidated Portfolio Overview 10 Unconsolidated Portfolio Overview 11 Lease Expirations 12 Top 25 Customers 13 Historical Industrial Operating and Leasing Statistics 14 Acquisitions 15 Operating Property Dispositions 16 Contributions to Private Capital Joint Ventures 17 New Development Renovation Projects 18 Development Renovation Projects in Process 19 Stabilized Development Renovation Projects 22 Development Projects Available for Sale or Contribution and Sold or Contributed Projects 23 Land Inventory 24 Capitalization Summary 25 Co-Investment Consolidated Joint Ventures 26 Other Consolidated Joint Ventures 27 Unconsolidated Joint Ventures, Mortgage Investments and Other Investments 28 Reporting Definitions 29 Supplemental Financial Measures Disclosures 30 AMB Property Corporation Contacts 32 i Cover: AMB acquired AMB Compass Distribution Center, a fully-leased 439,350 square foot facility located in Chicago's O'Hare submarket, on behalf of AMB Institutional Alliance Fund III. AMB's Chicago portfolio includes approximately 15.4 million square feet of distribution space - approximately 75% of which is located within 10 miles of O'Hare International Airport.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Quarters Ended September 30,			Nine Months Ended September 30,		
	2006	Change	2005	2006	Change	2005
Operating Data						
Revenues	$ 187,695	17.3%	$ 160,076	$ 548,978	15.8%	$ 474,036
Adjusted EBITDA [1]	150,503	20.3%	125,101	444,965	13.7%	391,282
Net income available to common stockholders	29,963	9.8%	27,285	125,682	12.9%	111,275
FFO [2]	68,286	47.0%	46,468	199,380	36.0%	146,620
Per diluted share and unit:						
EPS	$ 0.33	6.5%	$ 0.31	$ 1.39	9.4%	$ 1.27
FFO [2]	0.72	44.0%	0.50	2.10	32.1%	1.59
Dividends per common share	0.460	4.5%	0.440	1.380	4.5%	1.320
Ratios						
Interest coverage [1]	3.3 x		2.9 x	3.3 x		3.0 x
Fixed charge coverage [1]	2.4 x		2.2 x	2.5 x		2.3 x
FFO payout	64%		88%	66%		83%

	As of			
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Capitalization				
AMB's share of total debt [3]	$ 3,067,242	$ 2,983,751	$ 2,830,250	$ 2,601,878
Preferred equity	417,767	377,824	388,846	467,325
Market equity	5,130,909	4,675,100	5,010,887	4,435,696
Total capitalization	$ 8,615,918	$ 8,036,675	$ 8,229,983	$ 7,504,899
Ratios				
AMB's share of total debt-to-AMB's share of total book capitalization [3] [4]	56.9%	56.9%	55.9%	53.3%
AMB's share of total debt-to-AMB's share of total market capitalization [3] [5]	35.6%	37.1%	34.4%	34.7%
Total common shares and units outstanding	93,103,047	92,484,670	92,332,552	90,211,430

(1) See the Adjusted EBITDA and Coverage Ratios and its footnotes.
(2) See the Consolidated Statements of Funds from Operations and its footnote.
(3) See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(4) See Reporting Definitions for definition of "AMB's share of total debt-to-AMB's share of total book capitalization."
(5) See Reporting Definition for definition of "AMB's share of total debt-to-AMB's share of total market capitalization."

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CONSOLIDATED BALANCE SHEETS (dollars in thousands) As of September 30, 2006 June 30, 2006 March 31, 2006 December 31, 2005 Assets Investments in real estate: Total investments in properties $ 7,553,031 $ 7,376,322 $ 6,913,524 $ 6,798,294 Accumulated depreciation (821,545) (774,528) (736,760) (697,388) Net investments in properties 6,731,486 6,601,794 6,176,764 6,100,906 Investments in unconsolidated joint ventures 116,856 123,107 118,472 118,653 Properties held for contribution, net 184,365 71,981 266,3 11 32,755 Properties held for divestiture, net 63,402 46,857 31, 201 17,936 Net investments in real estate 7,096,109 6,843,739 6,592,748 6,270,250 Cash and cash equivalents 184,230 231,912 168,007 267,233 Mortgages and loans receivable 18,782 18,816 21,589 21,621 Accounts receivable, net 143,594 127,528 148,907 178,682 Other assets 135,646 114,371 112,312 64 ,953 Total assets $ 7,578,361 $ 7,336,366 $ 7,043,563 $ 6,802,739 Liabilities and stockholders' equity Secured debt $ 1,874,887 $ 1,829,968 $ 1,917,805 $ 1,912,526 Unsecured senior debt 1,226,561 1,051,249 950,937 975,000 Unsecured credit facilities 801,656 904,452 734,110 490,072 Other debt 79,894 88,217 63,543 2 3,963 Accounts payable and other liabilities 297,358 254,223 249,149 263,744 Total liabilities 4,280,356 4,128,109 3,915,544 3 ,665,305 Minority interests: Joint venture partners 977,452 950,209 899,658 853,643 Preferred unitholders 180,298 190,198 200,986 278,378 Limited partnership unitholders 79,733 89,705 87,973 89,114 Total minority interests 1,237,483 1,230,112 1,188,617 1,221,135 Stockholders' equity: Common equity 1,836,928 1,802,814 1,764,071 1,740,751 Preferred equity 223,594 175,331 175,331 175,548 Total stockholders' equity 2,060,522 1,978,145 1,939,402 1,916,299 Total liabilities and stockholders' equity $ 7,578,361 $ 7,336,366 $ 7,043,563 $ 6,802,739 2

CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands, except share data) For the Quarters Ended For the Nine Months Ended September 30, September 30, 2006 2005 2006 2005 Revenues Rental revenues $ 180,205 $ 154,312 $ 531,439 $ 461,516 Private capital income (1) 7,490 5,764 17,539 12,520 Total revenues 187,695 160,076 548,978 474,036 Costs and expenses Property operating costs (45,992) (39,842) (135,888) (119,344) Depreciation and amortization (48,761) (40,494) (136,160) (121,279) Impairment losses - - (5,394) - General and administrative (25,851) (16,815) (73,850) (54,876) Other expenses (2) (893) (2,925) (1,134) (3,663) Fund costs (495) (329) (1,588) (1,073) Total costs and expenses (121,992) (100,405) (354,014) (300,235) Other income and expenses Equity in earnings of unconsolidated joint ventures (3) 2,239 1,529 12,605 9,959 Other income (2) 2,643 2,964 7,641 4,769 Gains from dispositions of real estate, net - - - 18, Development profits, net of taxes 23,517 398 69,889 20,322 Interest expense, including amortization (44,535) (37,305) (129,627) (111,320) Total other income and expenses (16,136) (32,414) (39,492) (57,347) Income from operations before minority interests 49,567 27,257 155,472 116,454 Minority interests' share of income: Joint venture partners' share of income (12,317) (8,806) (30,145) (27,039) Joint venture partners' and limited partnership unitholders' share of development profits (1,150) (21) (2,735) (10,136) Preferred unitholders (3,791) (5,368) (12,816) (16,104) Limited partnership unitholders (108) (528) (1,469) (1,505) Total minority interests share of income (17,366) (14,723) (47,165) (54,784) Income from continuing operations 32,201 12,534 108,307 61,670 Discontinued operations: Income attributable to discontinued operations, net of minority interests 973 2,204 3,675 7,281 Gain from disposition of real estate, net of minority interests 213 14,330 24,335 47,673 Total discontinued operations 1,186 16,534 28,010 54,954 Net income 33,387 29,068 136,317 116,624 Preferred stock dividends (3,440) (1,783) (9,631) (5,349) Preferred unit redemption discount/(issuance costs) 16 - (1,004) - Net income available to common stockholders $ 29,963 $ 27,285 $ 125,682 $ 111,275 Net income per common share (diluted) $ 0.33 $ 0.31 $ 1.39 $ 1.27 Weighted average common shares (diluted) 91,058,029 88,373,479 90,458,810 87,424,751 3 (1) Includes incentive distributions for 2006 of $2.1 million from the sale of AMB Institutional Alliance Fund I in 2005 which had been deferred. (2) Includes changes in liabilities and assets associated with the Company's deferred compensation plan. (3) Includes gains on sale of operating properties of $0.0 million, $8.3 million, $0.1 million and $5.1 million, respectively, for the three and nine months ended September 30, 2006 and 2005.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS [1]

(dollars in thousands, except share data)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,	
	2006	2005	2006	2005
Net income	$ 33,387	$ 29,068	$ 136,317	$ 116,624
Gains from disposition of real estate, net of minority interests	(213)	(14,330)	(24,335)	(66,596)
Depreciation and amortization:				
Total depreciation and amortization	48,761	40,494	136,160	121,279
Discontinued operations' depreciation	(37)	4,216	270	12,483
Non-real estate depreciation	(1,001)	(892)	(3,069)	(2,439)
Adjustments to derive FFO from consolidated JVs:				
Joint venture partners' minority interests (Net income)	12,317	8,806	30,145	27,039
Limited partnership unitholders' minority interests (Net income)	108	528	1,469	1,505
Limited partnership unitholders' minority interests (Development profits)	1,086	16	3,260	568
Discontinued operations' minority interests (Net income)	(18)	2,226	(278)	6,850
FFO attributable to minority interests	(24,471)	(24,944)	(66,654)	(72,634)
Adjustments to derive FFO from unconsolidated JVs:				
AMB's share of net income	(2,239)	(1,529)	(12,605)	(9,959)
AMB's share of FFO	4,030	4,592	9,335	11,808
AMB's share of development profits, net	-	-	-	5,441
Preferred stock dividends	(3,440)	(1,783)	(9,631)	(5,349)
Preferred unit redemption discount (issuance costs)	16	-	(1,004)	-
Funds from operations	$ 68,286	$ 46,468	$ 199,380	$ 146,620
FFO per common share and unit (diluted)	$ 0.72	$ 0.50	$ 2.10	$ 1.59
Weighted average common shares and units (diluted)	95,117,597	93,034,016	94,734,736	92,121,224

(1) See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB's financial performance, and of FFO's limitations as a measurement tool.

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AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

ADJUSTED EBITDA [1] AND COVERAGE RATIOS

(dollars in thousands)

	For the Quarters Ended September 30, 2006	For the Quarters Ended September 30, 2005	For the Nine Months Ended September 30, 2006	For the Nine Months Ended September 30, 2005
Net income	$ 33,387	$ 29,068	$ 136,317	$ 116,624
Depreciation and amortization	48,761	40,494	136,160	121,279
Impairment losses	-	-	5,394	-
Stock-based compensation amortization	3,445	2,679	14,386	9,623
Adjustments to derive adjusted EBITDA from unconsolidated JVs:				
AMB's share of net income	(2,239)	(1,529)	(12,605)	(9,959)
AMB's share of FFO [2]	4,030	4,592	9,335	11,808
AMB's share of interest expense	2,146	2,252	6,601	6,188
AMB's share of development profits, net of taxes	-	-	-	5,441
Interest expense, including amortization	44,535	37,305	129,627	111,320
Total minority interests' share of income	17,366	14,723	47,165	54,784
Total discontinued operations, including gains	(1,186)	(16,534)	(28,010)	(73,877)
Discontinued operations' adjusted EBITDA	258	12,051	595	38,051
Adjusted EBITDA	$ 150,503	$ 125,101	$ 444,965	$ 391,282
Interest				
Interest expense, including amortization - continuing operations	$ 44,535	$ 37,305	$ 129,627	$ 111,320
Interest expense, including amortization - discontinued operations	(660)	3,405	(3,072)	11,437
AMB's share of interest expense from unconsolidated JVs	2,146	2,252	6,601	6,188
Total interest	$ 46,021	$ 42,962	$ 133,156	$ 128,945
Interest coverage [3]	3.3 x	2.9 x	3.3 x	3.0 x
Fixed charge				
Interest expense, including amortization - continuing operations	$ 44,535	$ 37,305	$ 129,627	$ 111,320
Amortization of financing costs and debt premiums - continuing operations	(1,614)	(1,091)	(6,090)	(2,529)
Interest expense, including amortization - discontinued operations	(660)	3,405	(3,072)	11,437
Amortization of financing costs and debt premiums - discontinued operations	-	(127)	-	(360)
AMB's share of interest expense from unconsolidated JVs	2,146	2,252	6,601	6,188
Capitalized interest	11,383	8,187	29,934	21,928
Preferred unit distributions	3,791	5,368	12,816	16,104
Preferred stock dividends	3,440	1,783	9,631	5,349
Total fixed charge	$ 63,021	$ 57,082	$ 179,447	$ 169,437
Fixed charge coverage [4]	2.4 x	2.2 x	2.5 x	2.3 x

(1) See Supplemental Financial Measures Disclosures for a discussion of why management believes adjusted EBITDA is a useful supplemental measure of operating performance and liquidity, of ways in which investors might use adjusted EBITDA when assessing AMB's financial performance, and of adjusted EBITDA's limitations as a measurement tool.
(2) See Supplemental Financial Measures Disclosures for a discussion of why management believes FFO is a useful supplemental measure of operating performance, of ways in which investors might use FFO when assessing AMB's financial performance, and of FFO's limitations as a measurement tool.
(3) See Reporting Definitions for interest coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes interest coverage is a useful supplemental measure of liquidity.
(4) See Reporting Definitions for fixed charge coverage and Supplemental Financial Measures Disclosures for a discussion of why management believes fixed charge coverage is a useful supplemental measure of liquidity.

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SUPPLEMENTAL CASH FLOW INFORMATION (dollars in thousands) For the Quarters Ended For the Nine Months Ended September 30, September 30, 2006 2005 2006 2005 Supplemental Information: Straight-line rents and amortization of lease intangibles $ 4,890 $ 5,889 $ 16,190 $ 15, 250 AMB's share of straight-line rents and amortization of lease intangibles $ 3,644 $ 4,109 $ 12,721 $ 9,809 Gross lease termination fees $ 406 $ 90 $ 6,456 $ 1,372 Net lease termination fees (1) $ 296 $ 52 $ 6,282 $ 1,266 AMB's share of net lease termination fees $ 177 $ 52 $ 6,069 $ 1,261 AMB's share of unconsolidated JV's NOI (2) $ 7,352 $ 7,149 $ 21,260 $ 19,004 JV Partners' share of cash basis NOI (2) $ 39,892 $ 39,170 $ 110,704 $ 113,243 Discontinued operations' NOI - Held for Sale (2) $ 360 $ - $ 713 $ - Discontinued operations' NOI - Sold (2) $ (135) $ 12,075 $ (333) $ 38,109 Stock-based compensation amortization $ 3,445 $ 2,679 $ 14,386 $ 9,623 Capitalized interest $ 11,383 $ 8,187 $ 29,934 $ 21,928 Recurring capital expenditures: Tenant improvements $ 4,891 $ 5,578 $ 13,317 $ 16,061 Lease commissions and other lease costs 5,654 5,660 18,300 15,838 Building improvements 12,958 7,453 29,230 18,780 Sub-total 23,503 18,691 60,847 50,679 JV Partners' share of capital expenditures (5,718) (5,238) (15,577) (12,957) AMB's share of recurring capital expenditures $ 17,785 $ 13,453 $ 45,270 $ 37,722 6 (1) Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance. (2) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

PORTFOLIO OVERVIEW (1) As of September 30, 2006 U.S. U.S. U.S. Total Non-Japan Total Target Non-Target On-Tarmac Mexico Canada N. America Europe Japan Asia Europe/Asia Grand Total Operating Portfolio (2) Number of buildings 869 70 34 12 - 985 33 10 1 44 1,029 Rentable square feet 89,693,011 6,914,944 2,681,328 2,570,694 - 101,859,977 3,746,379 2,628,458 151,749 6,526,586 108,386,563 % of total rentable square feet 82.7% 6.4% 2.5% 2.4% - 94.0% 3.6% 2.4% 0.1% 6.0% 100.0% Pro rata rentable square feet owned by AMB 57,790,716 4,527,375 2,490,004 590,898 - 65,398,993 3,728,814 525,692 151,749 4,406,255 69,805,248 % of total rentable square feet owned by AMB 82.9% 6.5% 3.6% 0.8% - 93.7% 5.3% 0.7% 0.2% 6.2% 100.0% Occupancy percentage 95.8% 93.0% 95.0% 94.3% - 95.5% 98.0% 85.4% 100.0% 93.0% 95.4% Annualized base rent (000's) $504,397 $29,483 $46,184 $14,072 - $594,136 $30,672 $28,180 $543 $59,395 $653,531 % of total annualized base rent 77.2% 4.5% 7.0% 2.2% - 90.9% 4.7% 4.3% 0.1% 9.1% 100.0% Number of leases 2,587 274 231 36 - 3,128 80 36 2 118 3,246 Annualized base rent per square foot $5.87 $4.59 $18.13 $5.80 - $6.11 $8.36 $12.55 $3.58 $9.79 $6.32 Development Pipeline (3) Number of buildings 46 - - 5 5 56 13 6 5 24 80 Rentable square feet 5,453,789 - - 1,895,337 1,504,628 8,853,754 2,780,455 3,314,904 1 ,476,939 7,572,298 16,426,052 Land acres held for future development 994 220 - 237 85 1,536 70 49 16 135 1,671 Total number of buildings 915 70 34 17 5 1,041 46 16 6 68 1,109 Total rentable square feet 95,146,800 6,914,944 2,681,328 4,466,031 1,504,628 110,713,731 6,526,834 5,943,362 1,628,688 14,098,884 124,812,615 7 (1) Includes consolidated and unconsolidated operating and development properties as well as recently completed developments that have not yet been placed in operations but are being held for sale or contribution. (2) Includes all consolidated and unconsolidated operating properties. (3) Development pipeline includes recently completed development projects available for sale or contribution totaling ten buildings and 3,001,892 square feet.

AMB Property Corporation

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

CONSOLIDATED OPERATING AND LEASING STATISTICS

(dollars in thousands, except per square foot amounts)

Operating Portfolio [1]	Quarter	Prior Quarter
Square feet owned at September 30, 2006 [3]	93,562,702	92,185,403
Occupancy percentage	95.9%	95.4%
Average Occupancy percentage [6]	94.9%	94.5%
Weighted average lease terms:		
Original	6.1 years	6.2 years
Remaining	3.3 years	3.4 years

Same Store Pool [2]	Quarter	Prior Quarter
Square feet in same store pool at September 30, 2006	79,057,056	79,143,334
% of total consolidated industrial square feet	84.5%	85.9%
Occupancy percentage at period end:		
September 30, 2006	96.1%	95.6%
September 30, 2005	94.7%	94.5%
Weighted average lease terms:		
Original	6.0 years	6.0 years
Remaining	3.1 years	3.2 years

Operating Portfolio [1]	Quarter	Year-to-Date
Tenant retention	81.0%	72.0%
Same Space Leasing Activity: [4]		
Rent increases (decreases) on renewals and rollovers [3]	9.9%	(1.7%)
Same space square footage commencing (millions)	3.6	12.9
2nd Generation Leasing Activity:		
TIs and LCs per square foot:		
Retained	$ 1.52	$ 1.34
Re-tenanted	3.57	3.19
Weighted average	$ 2.33	$ 2.16
Square footage commencing (millions)	4.5	14.6

Same Store Pool [2]	Quarter	Year-to-Date
Tenant retention	75.3%	72.3%
Same Space Leasing Activity: [4]		
Rent increases (decreases) on renewals and rollovers	9.9%	(1.9%)
Same space square footage commencing (millions)	3.6	12.7
Cash basis NOI % change: [5]		
Revenues	4.4%	3.0%
Expenses	0.7%	3.0%
NOI [5]	5.8%	3.0%
NOI without lease termination fees [5]	5.5%	3.3%

(1) Includes all consolidated operating properties and excludes development and renovation projects.
(2) The same store pool excludes properties purchased and developments stabilized after December 31, 2004. See Reporting Definitions.
(3) In addition to owned square feet as of September 30, 2006, the Company managed, but did not have an ownership interest in, approximately 0.4 million additional square feet of properties. One of the Company's subsidiaries also manages approximately 1.1 million square feet of properties representing the IAT portfolio on behalf of the IAT Air Cargo Facilities Income Fund. The Company also has investments in 14.8 million square feet of operating properties through its investments in unconsolidated joint ventures.
(4) Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.
(5) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.
(6) Based on monthly occupancy percentage.

8

CONSOLIDATED MARKET OPERATING STATISTICS (1) As of September 30, 2006 Total No. New San U.S. Hub and Total Total/ Dallas/ Los Jersey/ Francisco U.S. Gateway Other Weighted Atlanta Chicago Ft. Worth Angeles (2) Miami New York Bay Area Seattle On-Tarmac (3) Markets Markets Average Number of buildings 47 109 36 144 51 132 118 55 34 726 213 939 Rentable square feet 4,622,672 10,785,898 3,624,111 14,264,056 5,376,464 10,404,721 11,148,072 7,298,626 2,681,328 70,205,948 23,356,754 93 ,562,702 % of total rentable square feet 4.9% 11.5% 3.9% 15.3% 5.7% 11.1% 11.9% 7.8% 2.9% 75.0% 25.0% 100.0% Occupancy percentage 92.2% 93.9% 94.9% 96.6% 97.4% 96.6% 98.4% 96.4% 95.0% 96.1% 95.2% 95.9% Annualized base rent (000's) $18,903 $52,454 $13,261 $86,916 $39,851 $73,105 $73,412 $33,736 $46,184 $437,822 $134,140 $571,962 % of total annualized base rent 3.3% 9.2% 2.3% 15.2% 7.0% 12.8% 12.8% 5.9% 8.1% 76.6% 23.4% 100.0% Number of leases 161 224 124 388 248 370 350 217 231 2,313 743 3, 056 Annualized base rent per square foot $4.44 $5.18 $3.86 $6.31 $7.61 $7.28 $6.69 $4.80 $18.13 $6.49 $6.03 $6.38 Lease expirations as a % of ABR: (4) 2006 5.8% 2.9% 0.4% 2.8% 2.6% 2.3% 2.5% 5.1% 3.9% 3.0% 1.7% 2.7% 2007 15.8% 31.6% 12.4% 9.1% 24.0% 11.3% 15.1% 19.3% 13.5% 16.2% 13.7% 15.6% 2008 21.1% 10.3% 11.5% 21.1% 11.8% 13.1% 17.8% 13.5% 13.6% 15.5% 12.9% 14.9% Weighted average lease terms: Original 5.2 years 4.8 years 5.9 years 5.9 years 5.4 years 7.0 years 5.6 years 6.0 years 8.6 years 5.9 years 6.7 years 6.1 years Remaining 2.7 years 2.6 years 3.6 years 3.1 years 3.2 years 3.9 years 2.5 years 2.9 years 4.6 years 3.1 years 3.8 years 3.3 years Tenant retention: Quarter 96.6% 66.3% 29.8% 86.4% 46.6% 65.1% 84.3% 100.0% 76.5% 80.1% 84.1% 81.0% Year-to-date 69.4% 65.5% 52.1% 75.6% 74.4% 76.6% 66.8% 81.0% 91.3% 72.7% 69.4% 72.0% Rent increases on renewals and rollovers: Quarter (6.2%) (7.7%) (14.1%) 5.8% 19.9% 1.1% 47.8% 0.9% 7.1% 10.9% 6.0% 9.9% Same space SF leased 217,081 595,415 78,400 614,718 130,546 262,874 366,473 215,012 57,903 2,538,422 1,027,603 3,566,025 Year-to-date (9.9%) (7.6%) (6.2%) 4.7% 4.7% 1.7% (11.7%) 2.3% 4.0% (1.8%) (1.0%) (1.7%) Same space SF leased 630,246 1,780,909 577,548 1,826,803 920,104 1,840,340 1,293,002 924,770 329,066 10,122,788 2,822,737 12,945,525 Same store cash basis NOI % change: (5) Quarter 2.6% 5.8% 3.8% 4.1% 17.7% 4.0% 9.0% (0.1%) 3.1% 5.6% 6.6% 5.8% Year-to-date 0.8% 3.1% (0.9%) 4.1% 17.2% 1.5% (0.2%) 0.4% 4.3% 3.0% 3.1% 3.0% Sq. feet owned in same store pool (6) 3,611,621 8,479,166 3,515,471 12,162,203 4,678,052 8,817,647 10,588,467 6,119,008 2,564,083 60,535,718 18,521,338 79,057,056 AMB's pro rata share of square feet (7) 2,391,855 8,843,438 2,573,975 11,130,196 4,400,671 5,527,237 8,563,006 3,834,500 2,490,004 49,754,882 20,050,366 69,805,248 9 (1) Includes all consolidated operating properties and excludes unconsolidated, development and renovation projects and recently completed development projects available for sale or contribution. (2) The Company also has a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX. (3) Includes on-tarmac cargo facilities at 14 airports. (4) See Reporting Definitions. (5) See Supplemental Financial Measures Disclosures for a discussion of why management believes same store NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool. (6) Same-store pool at September 30, 2006, excludes properties or developments stabilized after December 31, 2004. (7) Calculated as AMB's pro rata share of square feet on consolidated and unconsolidated operating properties.

AMB PROPERTY CORPORATION

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CONSOLIDATED PORTFOLIO OVERVIEW
As of September 30, 2006

	Number of Buildings	Rentable Square Feet	% of Total Rentable Square Feet	Occupancy Percentage	Annualized Base Rent (000's)	% of Total Annualized Base Rent	Number of Leases	Annualized Base Rent per Square Foot
U.S. Hub Markets	726	70,205,948	75.0 %	96.1 %	$ 437,822	76.6 %	2,313	$ 6.49
Other Markets								
U.S. Target Markets								
Austin	8	1,558,757	1.7	95.4	8,667	1.5	31	5.83
Baltimore / Washington DC	39	3,046,324	3.3	97.5	19,997	3.5	142	6.73
Boston	39	5,188,593	5.5	93.1	31,347	5.5	104	6.49
Minneapolis	31	3,886,858	4.2	97.6	17,137	3.0	142	4.52
Subtotal/Weighted Average	117	13,680,532	14.7 %	95.6 %	$ 77,148	13.5 %	419	$ 5.90
U.S. Non-Target Markets								
Charlotte	21	1,312,713	1.4	88.5	5,262	0.9	66	4.53
Columbus	1	240,000	0.3	100.0	360	0.1	4	1.50
Houston	1	410,000	0.4	100.0	2,569	0.4	1	6.27
Memphis	17	1,883,845	2.0	85.5	8,481	1.5	45	5.27
New Orleans	5	410,839	0.4	96.0	1,986	0.3	49	5.03
Orlando	16	1,424,748	1.5	99.6	6,644	1.2	76	4.68
Subtotal/Weighted Average	61	5,682,145	6.0 %	92.2 %	$ 25,302	4.4 %	241	$ 4.83
Non-U.S. Target Markets (1)(2)								
Amsterdam, Netherlands	5	476,972	0.5	100.0	4,930	0.9	5	10.34
Frankfurt, Germany	1	166,917	0.2	100.0	2,562	0.4	1	15.35
Hamburg, Germany	7	959,214	1.0	98.8	7,606	1.3	20	8.02
Lyon, France	1	262,491	0.3	100.0	1,553	0.3	2	5.92
Paris, France	19	1,880,785	2.0	96.5	14,021	2.4	52	7.72
Queretaro, Mexico	1	95,949	0.1	100.0	475	0.1	1	4.95
Shanghai, China	1	151,749	0.2	100.0	543	0.1	2	3.58
Subtotal/Weighted Average	35	3,994,077	4.3 %	98.1 %	$ 31,690	5.5 %	83	$ 8.09
Total Other Markets	213	23,356,754	25.0	95.2	134,140	23.4	743	6.03
Total/Weighted Average	939	93,562,702	100.0 %	95.9 %	$ 571,962	100.0 %	3,056	$ 6.38

(1) Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at September 30, 2006.

(2) Total market square footage in international markets increases to 9.1 million square feet and the percentage of total annualized base rent increases to 11.2% when industrial operating properties owned in unconsolidated co-investment joint ventures are included.

10

UNCONSOLIDATED OPERATING PORTFOLIO OVERVIEW As of September 30, 2006 Number Rentable Annualized % of Total Annualized of Square Occupancy Base Rent Annualized Base Rent per Buildings Feet Percentage (000's) Base Rent Square Foot U.S. Hub Markets Atlanta 7 407,199 65.8% $ 1,490 1.8% $ 5.56 Chicago 36 4,046,721 92.0 16,605 20.4 4.46 Los Angeles 11 3,387,452 97.8 14,179 17.4 4.28 No. New Jersey / New York City 1 212,335 100.0 828 1.0 3.90 Subtotal/Weighted Average 55 8,053,707 93.3% $ 33,102 40.6% $ 4.40 U.S. Target Markets 5 434,152 96.6 2,509 3.1 5.98 U.S. Non-Target Markets 9 1,232,799 96.8 4,181 5.2 3.51 Non-U.S. Target Markets (1) Guadalajara, Mexico 6 933,542 93.9 4,754 5.8 5.43 Mexico City, Mexico 5 1,541,203 94.2 8,843 10.8 6.09 Tokyo, Japan 10 2,628,458 85.4 28,180 34.5 12.55 Subtotal/Weighted Average 21 5,103,203 89.6% $ 41,777 51.1% $ 9.13 Total/Weighted Average 90 14,823,861 92.4% $ 81,569 100.0% $ 5.95 11 (1) Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at September 30, 2006.

LEASE EXPIRATIONS (1) As of September 30, 2006 (dollars in thousands) Square Annualized Annualized Feet Base Rent (2) Base Rent 2006 2,843,639 $ 17,820 2.6% 2007 16,653,525 99,514 14.7% 2008 16,269,280 97,119 14.4% 2009 16,552,335 103,910 15.4% 2010 12,861,145 96,356 14.3% 2011 12,301,733 90,128 13.3% 2012 6,094,941 50,435 7.5% 2013 2,400,095 22,183 3.3% 2014 5,225,377 41,591 6.2% 2015 4,589,996 28,571 4.2% 2016 and beyond 3,935,403 28,271 4.2% Total 99,727,469 $ 675,898 100.0% (1) Schedule includes spaces that expire on or after September 30, 2006. Schedule includes consolidated and unconsolidated operating properties. (2) Calculated as monthly rent at expiration multiplied by 12. Non-U.S. Dollar projects are converted to U.S. Dollars using the budgeted exchange rate at expiration. 12

AMB PROPERTY CORPORATION

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Third Quarter Earnings Conference Call

TOP 25 CUSTOMERS (1)
As of September 30, 2006
(dollars in thousands)

Customer Name (2)	Number of Leases	Aggregate Rentable Square Feet	Percentage of Aggregate Leased Square Feet (3)	Annualized Base Rent (4)	Percentage of Aggregate Annualized Base Rent (5)
United States Government (6)(7)	47	1,410,931	1.3%	$ 20,195	3.1%
Deutsche Post World Net (DHL) (6)	46	2,230,026	2.0%	18,782	2.9%
FedEx Corporation (6)	33	1,439,263	1.3%	14,959	2.3%
Harmonic Inc.	4	285,480	0.3%	8,907	1.4%
Sagawa Express	4	496,151	0.5%	7,122	1.1%
National Distribution Centers	3	1,880,000	1.7%	6,964	1.1%
Nippon Express	10	621,712	0.6%	6,307	1.0%
City and County of San Francisco	1	559,605	0.5%	5,714	0.9%
La Poste	2	854,427	0.8%	5,602	0.9%
Expeditors International	7	999,303	0.9%	4,804	0.7%
BAX Global Inc/Schenker/Deutsche Bahn (6)	14	482,514	0.4%	4,674	0.7%
Worldwide Flight Services (6)	12	308,959	0.3%	4,468	0.7%
Panalpina, Inc.	7	684,415	0.6%	4,366	0.7%
FMI International	3	764,343	0.7%	4,240	0.6%
International Paper Company	6	473,399	0.4%	3,990	0.6%
UPS	15	559,994	0.5%	3,985	0.6%
United Air Lines Inc (6)	6	191,085	0.2%	3,408	0.5%
Forward Air Corporation	7	443,954	0.4%	3,311	0.5%
Ahold NV	6	693,280	0.6%	2,970	0.5%
Elmhult Limited Partnership	5	760,253	0.7%	2,686	0.4%
Virco Manufacturing Corporation	1	559,000	0.5%	2,566	0.4%
Aeroground Inc. (6)	6	201,367	0.2%	2,496	0.4%
Integrated Airline Services (6)	4	198,262	0.2%	2,284	0.3%
Applied Materials, Inc.	1	290,557	0.3%	2,277	0.3%
Eagle Global Logistics, L.P.	9	388,063	0.4%	2,265	0.3%
Total		17,776,343	16.3%	$ 149,342	22.9%

(1) Schedule includes consolidated and unconsolidated operating properties.
(2) Customer(s) may be a subsidiary of or an entity affiliated with the named customer. The Company also leases a 19.9 acre land parcel adjacent to LAX to a parking lot operator with an ABR of $7,487, which is not included.
(3) Computed as aggregate leased square feet divided by the aggregate leased square feet of operating properties.
(4) See Reporting Definitions.
(5) Computed as aggregate annualized base rent divided by the aggregate annualized base rent of operating properties.
(6) Apron rental amounts (but not square footage) are included.
(7) United States Government includes the United States Postal Service (USPS), United States Customs, United States Department of Agriculture (USDA) and various other U.S. governmental agencies.

13

HISTORICAL OPERATING AND LEASING STATISTICS Total Rentable Square Feet (Annual) Occupancy Percentage (Quarterly) Tenant Retention (Annual) Same Store NOI %Change (1)(Annual) 14 (1) See Supplemental Financial Measures Disclosures for a discussion of why management believes same store NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.

AMB PROPERTY CORPORATION

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Third Quarter Earnings Conference Call

ACQUISITIONS
For the Quarter ended September 30, 2006
(dollars in thousands)

Property Name	Market	Number of Buildings	Square Feet	Month of Acquisition	Acquisition Cost [1]	AMB's Ownership Percentage
Property Acquisitions						
AMB Alliance Fund III						
1. AMB Capstan Distribution Center	Los Angeles	2	242,741	July	$ 21,939	20%
2. AMB Clipper Distribution Center	Los Angeles	1	199,184	August	19,783	20%
3. AMB Compass Distribution	Chicago	1	439,350	September	34,240	21%
4. AMB Schooner Distribution Center	Los Angeles	1	76,946	July	8,349	20%
5. AMB Shearwater Truck Terminal	Seattle	1	17,540	July	5,577	20%
6. AMB Zuma Industrial	Los Angeles	1	58,319	August	7,427	20%
Subtotal		7	1,034,080		97,315	
AMB Property Corporation						
7. AMB Blue Water	Minneapolis	1	97,285	September	8,392	100%
8. AMB Corregidora Distribution Center	Queretaro, Mexico	1	95,949	August	4,559	80%
9. AMB Kehoe Industrial	Chicago	1	55,023	September	5,329	100%
Subtotal		3	248,257		18,280	
Total Third Quarter Property Acquisitions		10	1,282,337		$ 115,595 [2]	32%
Weighted Average Stabilized Cap Rate GAAP/Cash					6.1% / 5.7%	
Total Year-to-Date Property Acquisitions		69	5,903,327		$ 515,737 [2]	48%
Weighted Average Stabilized Cap Rate GAAP/Cash					6.7% / 6.5%	

(1) Translated to U.S. Dollars using the exchange rate on the date of acquisition.
(2) Represents the total expected investment, including closing costs and estimated acquisition capital of $2.8 million and $10.9 million, respectively for the three and nine months ended September 30, 2006.

15

OPERATING PROPERTY DISPOSITIONS For the Quarter ended September 30, 2006 (dollars in thousands) AMB's Number of Square Month of Disposition Ownership Property Name Market Buildings Feet Disposition Price Percentage 1. Meadowlands - 35 UPS Drive No. New Jersey / New York 1 74,172 August $ 5,177 20% Total Third Quarter Dispositions 1 74,172 $ 5,177 20% Weighted Average Stabilized Cash Cap Rate 5.5% Total Year-to-Date Dispositions 13 927,062 $ 59,123 90% Weighted Average Stabilized Cash Cap Rate 6.6% 16

CONTRIBUTIONS TO PRIVATE CAPITAL JOINT VENTURES For the Quarter ended September 30, 2006 (dollars in thousands) AMB's Retained Number of Square Contribution Ownership Property Contributions Market Buildings Feet Value (1) Percentage 1. AMB Narita Distribution Center 1 - Bldgs A B Tokyo, Japan 2 667,978 $ 95,639 20% Total Third Quarter Property Contributions 2 667,978 $ 95,639 20% Weighted Average Stabilized Cash Cap Rate 5.9% Total Year-to-Date Property Contributions 4 2,038,612 $ 376,999 20% Weighted Average Stabilized Cash Cap Rate 5.6% 17 (1) Translated to U.S. Dollars using the exchange rate on the date of contribution.

AMB PROPERTY CORPORATION

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NEW DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended September 30, 2006
(dollars in thousands)

Projects	Market	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment [1]	AMB's Ownership Percentage
1. AMB Forest Park Freight Terminal	Atlanta	AMB	Q2 07	142,000	$ 11,200	100%
2. AMB Aurora Industrial [3]	Minneapolis	AMB	Q4 07	125,200	7,000	100%
3. AMB Milton 401 Business Park - Bldg 2	Toronto, Canada	AMB	Q4 07	281,358	22,600	100%
4. Beacon Lakes Bldg 7	Miami	Flagler	Q1 08	193,090	14,400	79%
5. AMB Redlands - Parcel 2	Los Angeles	AMB	Q2 08	1,313,470	57,100	100%
6. AMB Shinkiba Distribution Center	Tokyo, Japan	AMB	Q2 08	328,764	90,600	100%
7. AMB Narita Distribution Center 1 - Bldg C	Tokyo, Japan	AMB	Q2 08	348,891	43,900	100%
8. AMB Le Grand Roissy Distribution - Mitry	Paris, France	SIRIUS	Q2 08	37,954	4,400	100%
Total Third Quarter New Projects				2,770,727	$ 251,200	99%
Weighted Average Estimated Yield [2]					7.1%	
Total Year-to-Date New Projects				7,709,464	$ 604,600	96%
Weighted Average Estimated Yield [2]					7.6%	

(1) Represents total estimated cost of renovation, expansion, or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006.
(2) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.
(3) Represents a renovation project. See Reporting Definitions.

18

AMB PROPERTY CORPORATION

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Third Quarter Earnings Conference Call

DEVELOPMENT & RENOVATION PROJECTS IN PROCESS

As of September 30, 2006

(dollars in thousands)

	Projects	Market	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment [1]	AMB's Ownership Percentage
	2006 Deliveries						
1.	AMB Fokker Logistics Center 1	Amsterdam, Netherlands	Delta Group	Q4	234,050	$ 29,000	100%
2.	Frankfurt Logistics Center 556 - Phase II	Frankfurt, Germany	AMB	Q4	105,723	14,700	100%
3.	Monarch Commerce Center - Bldg 1 Unit A	Miami	AMB	Q4	42,153	3,800	100%
4.	AMB Milton 401 Business Park - Bldg 1	Toronto, Canada	AMB	Q4	373,245	20,600	100%
5.	Agave - Bldg 4	Mexico City, Mexico	G. Accion	Q4	217,514	14,200	98%
6.	AMB Kashiwa DC-1	Tokyo, Japan	AMB	Q4	221,160	23,800	100%
7.	AMB Mt. Prospect Distribution	Chicago	AMB	Q4	228,603	26,200	100%
8.	Highway 17 - 55 Madison Street [3]	No. New Jersey / New York	AMB	Q4	150,446	13,400	100%
9.	AMB Fengxian Logistics Center - Bldg 6 [3]	Shanghai, China	AMB	Q4	341,355	12,900	60%
	Total 2006 Deliveries				1,914,249	$ 158,600	97%
	Leased or Under Contract For Sale/Funded-to-date				66%	$ 126,500 [2]	
	Weighted Average Estimated Yield [4]					8.6%	

Continued on next page

[1] Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006.

[2] AMB's share of amounts funded to date for 2006, 2007 and 2008 deliveries was $125.4 million, $300.1 million and $241.5 million, respectively, for a total of $667.0 million.

[3] Represents a renovation project. See Reporting Definitions.

[4] Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

19

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of September 30, 2006
(dollars in thousands)

Projects	Market	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment (1)	AMB's Ownership Percentage
2007 Deliveries						
10. Beacon Lakes - Bldg 10	Miami	Flagler	Q1	192,476	$ 12,600	79%
11. Beacon Lakes Village - Phase 1 Bldg E1	Miami	Flagler	Q1	52,668	5,900	50%
12. AMB Des Plaines Logistics Center	Chicago	AMB	Q1	126,053	18,200	100%
13. AMB Annagem Distribution Centre	Toronto, Canada	AMB	Q1	198,169	14,300	100%
14. Beacon Lakes - Bldg 6	Miami	Flagler	Q1	206,464	13,200	79%
15. AMB Pearson Logistics Centre 1-Bldg 200	Toronto, Canada	AMB	Q1	205,518	17,000	100%
16. AMB Turnberry Distribution VI	Chicago	AMB	Q1	179,400	10,600	20%
17. AMB Pearson Logistics Centre 1-Bldg 100	Toronto, Canada	AMB	Q2	446,338	30,200	100%
18. AMB Forest Park Freight Terminal	Atlanta	AMB	Q2	142,000	11,200	100%
19. AMB Fokker Logistics Center 2A	Amsterdam, Netherlands	Delta Group	Q2	118,166	15,200	100%
20. AMB Horizon Creek - Bldg 300	Atlanta	Seefried Properties	Q2	190,214	8,900	100%
21. AMB Gonesse Distribution Center	Paris, France	GEPRIM	Q2	590,077	52,900	100%
22. AMB Douglassingel Distribution Center	Amsterdam, Netherlands	Austin	Q3	148,714	21,900	100%
23. AMB Port of Hamburg 1	Hamburg, Germany	BUSS Ports + Logistics	Q3	413,441	35,200	94%
24. AMB Tres Rios Industrial Park - Bldg 3	Mexico City, Mexico	G. Accion	Q3	628,784	37,000	98%
25. AMB Tres Rios Industrial Park - Bldg 4	Mexico City, Mexico	G. Accion	Q3	315,156	18,500	98%
26. AMB DFW Logistics Center 1	Dallas / Ft. Worth	AMB	Q4	113,640	5,600	100%
27. AMB Arrayanes - Bldg 2	Guadalajara, Mexico	G. Accion	Q4	473,720	19,800	90%
28. AMB Aurora Industrial (5)	Minneapolis	AMB	Q4	125,200	7,000	100%
29. AMB Milton 401 Business Park - Bldg 2	Toronto, Canada	AMB	Q4	281,358	22,600	100%
30. Platinum Triangle Land (4)	Los Angeles	AMB	Q4	-	33,200	100%
31. AMB Isle d'Abeau Logistics Park Bldg C	Lyon, France	GEPRIM	Q4	277,817	20,800	100%
32. AMB Torrance Matrix	Los Angeles	AMB	Q4	161,785	28,000	100%
Total 2007 Deliveries				5,587,158	$ 459,800	95%
Leased or Under Contract For Sale/Funded-to-date				23%	$ 317,600 (2)	
Weighted Average Estimated Yield (3)					8.4%	

Continued on next page

(1) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006.
(2) AMB's share of amounts funded to date for 2006, 2007 and 2008 deliveries was $125.4 million, $300.1 million and $241.5 million, respectively, for a total of $667.0 million.
(3) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.
(4) Represents a value-added conversion project. See Reporting Definitions.
(5) Represents a renovation project. See Reporting Definitions.

20

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

DEVELOPMENT & RENOVATION PROJECTS IN PROCESS
As of September 30, 2006
(dollars in thousands)

(continued)

Projects	Market	Developer	Estimated Stabilization	Estimated Square Feet at Stabilization	Estimated Total Investment [1]	AMB's Ownership Percentage
2008 Deliveries						
33. AMB Jiuting Distribution Center 2	Shanghai, China	AMB	Q1	185,548	$ 7,600	100%
34. AMB Steel Road	Los Angeles	AMB	Q1	161,000	10,200	100%
35. AMB Riverfront Distribution Center - Bldg B	Seattle	AMB	Q1	385,000	22,500	100%
36. AMB Valley Distribution Center	Seattle	AMB	Q1	766,245	42,700	100%
37. AMB Fokker Logistics Center 3	Amsterdam, Netherlands	Delta Group	Q1	324,725	41,600	50%
38. Beacon Lakes Bldg 7	Miami	Flagler	Q1	193,090	14,400	79%
39. AMB Redlands - Parcel 2	Los Angeles	AMB	Q2	1,313,470	57,100	100%
40. AMB Amagasaki Distribution Center 2	Osaka, Japan	AMB	Q2	981,679	106,600	100%
41. AMB Shinkiba Distribution Center	Tokyo, Japan	AMB	Q2	328,764	90,600	100%
42. AMB Narita Distribution Center 1 - Bldg C	Tokyo, Japan	AMB	Q2	348,891	43,900	100%
43. AMB Le Grand Roissy Distribution - Mitry	Paris, France	SIRIUS	Q2	37,954	4,400	100%
44. AMB Barajas Logistics Park	Madrid, Spain	AMB	Q2	427,133	37,200	80%
45. AMB Funabashi Distribution Center 5	Tokyo, Japan	AMB	Q2	469,254	57,900	100%
Total 2008 Deliveries				5,922,753	$ 536,700	94%
Leased or Under Contract For Sale/Funded-to-date				5%	$ 257,500 [2]	
Weighted Average Estimated Yield [3]					7.6%	
Total Scheduled Deliveries				13,424,160	$ 1,155,100	95%
Leased or Under Contract For Sale/Funded-to-date				21%	$ 701,600 [2]	
Weighted Average Estimated Yield [3]					8.0%	

(1) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006.
(2) AMB's share of amounts funded to date for 2006, 2007 and 2008 deliveries was $125.4 million, $300.1 million and $241.5 million, respectively, for a total of $667.0 million.
(3) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.

21

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

STABILIZED DEVELOPMENT & RENOVATION PROJECTS
For the Quarter ended September 30, 2006
(dollars in thousands)

Projects Placed in Operations	Market	Developer	Square Feet	Total Investment (1)	AMB's Ownership Percentage
1. Dulles Commerce Center - Bldg 150	Baltimore / Washington DC	Seefried Properties	72,600	$ 6,700	20%
2. Northfield Bldg 700	Dallas / Ft. Worth	Seefried Properties	108,640	6,300	20%
Total Third Quarter Placed in Operations			181,240	$ 13,000	20%
Leased/Weighted Average Yield (3)			78%	9.0%	
Total Year-to-Date Placed in Operations			941,336	$ 90,500	31%
Leased/Weighted Average Yield (3)			78%	8.4%	

Projects Placed in Available for Sale or Contribution (2)	Market	Developer	Square Feet	Total Investment (1)	AMB's Ownership Percentage
1. AMB BRU Air Cargo Center	Brussels, Belgium	AMB	102,655	$ 12,300	100%
2. AMB Amagasaki Distribution Center 1	Osaka, Japan	AMB	965,156	95,900	100%
3. AMB Horizon Creek - Bldg 200	Atlanta	Seefried Properties	88,426	5,500	100%
4. AMB Layline Distribution Center	Los Angeles	AMB	298,000	30,200	100%
5. Agave - Bldg 2	Mexico City, Mexico	G. Accion	260,163	14,900	98%
6. Singapore Airport Logistics Center - Bldg 2 (5)	Singapore City, Singapore	Boustead Projects PTE	250,758	12,600	50%
7. AMB Fengxian Logistics Center - Bldgs 2 & 4 (4)	Shanghai, China	AMB	699,278	27,700	60%
Total Third Quarter Available for Sale or Contribution			2,664,436	$ 199,100	91%
Leased/Weighted Average Yield (3)			96%	8.5%	
Total Year-to-Date Available for Sale or Contribution			4,465,871	$ 459,400	96%
Leased/Weighted Average Yield (3)			93%	7.8%	

(1) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006.
(2) Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion.
(3) Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects. See Reporting Definitions.
(4) Represents a renovation project. See Reporting Definitions.
(5) Represents a project in an unconsolidated joint venture.

22

(1) Represents total estimated cost of renovation, expansion, or development, including initial acquisition costs, third party developer earnouts (if triggered by stabilization), prepaid ground leases and associated carry costs. The estimates are based on the Company's current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at September 30, 2006. (2) Represents projects where development activities have been completed and which the Company intends to sell or contribute within two years of construction completion. (3) Represents a renovation project. See Reporting Definitions. (4) Represents a project in an unconsolidated joint venture. DEVELOPMENT PROJECTS AVAILABLE FOR SALE OR CONTRIBUTION AND SOLD OR CONTRIBUTED PROJECTS As of September 30, 2006 (dollars in thousands) AMB's Total Ownership Projects Available for Sale or Contribution (2) Market Square Feet Investment (1) Percentage 1. Agave - Bldg 2 Mexico City, Mexico 260,163 $ 14,900 98% 2. AMB Amagasaki Distribution Center 1 Osaka, Japan 965,156 95,900 100% 3. AMB BRU Air Cargo Center Brussels, Belgium 102,655 12,300 100% 4. AMB Fengxian Logistics Center - Bldgs 2 4 (3) Shanghai, China 699,278 27,700 60% 5. AMB Horizon Creek - Bldg 200 Atlanta 88,426 5,500 100% 6. AMB Horizon Creek - Bldg 400 Atlanta 204,256 9,600 100% 7. AMB Layline Distribution Center Los Angeles 298,000 30,200 100% 8. Highway 17 - 50 Broad Street (3) No. New Jersey / New York 133,200 9,000 100% 9. Singapore Airport Logistics Center - Bldg 2 (4) Singapore City, Singapore 250,758 12,600 50% Total Available for Sale or Contribution 3,00 1,892 $ 217,700 92 AMB's Ownership AMB's Square Gross Percentage Share of Projects Sold or Contributed Market Feet Price (1) Sold or Contributed Net Cash Gain 1. AMB Narita Distribution Center 1 - Bldg A B Tokyo, Japan 667,978 $ 95,636 80% 2. AMB Redlands - Parcel 1 Los Angeles 699,350 31,820 100% 3. Monarch Commerce Center - Bldg 1 Units B C Miami 29,750 2,611 100% 4. Monarch Commerce Center - Bldg 3 Miami 37,447 3,990 100% Total Third Quarter Sold or Contributed 1,434,525 $ 134,057 86% $ 23,453 Total Year-to-Date Sold or Contributed 2,837,311 $ 423,422 82% $ 70,414 23

LAND INVENTORY As of September 30, 2006 (dollars in thousands) North America Europe Asia Total Estimated Estimated Estimated Estimated Build Out Potential Build Out Potential Build Out Potential Build Out Potential Acres (3) (square feet) Acres (square feet) Acres (square feet) Acres (square feet) Balance as of June 30, 2006 1,397 22,490,479 70 1,474,170 57 3,205,617 1,524 27,170,266 Acquisitions 252 3,233,229 - - 19 799,634 272 4,032,863 Development Starts (114) (1,930,974) - - (11) (677,655) (126) (2,608,629) Balance as of September 30, 2006 1,535 23,792,734 70 1,474,170 65 3,327,596 1,671 28,594,500 Total investment (1) $ 344,100 $ 33,600 $ 94,900 $ 472,600 $ 1,656,200 (2) 24 (1) Includes initial acquisition cost and associated carry costs. (2) Represents total estimated costs of development including initial land acquisition cost and associated carry costs assuming full build out of land inventory. (3) The Company also has a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX.

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

CAPITALIZATION SUMMARY
As of September 30, 2006
(dollars in thousands, except share price)

Year	AMB Secured Debt [1]	Joint Venture Debt [1]	Unsecured Senior Debt	Credit Facilities [2]	Other Debt	Total Debt
2006	$ 43,411	$ 40,269	$ 150,000	$ -	$ 179	$ 233,859
2007	13,353	79,221	75,000	-	7,784	175,358
2008	41,955	180,562	175,000	-	810	398,327
2009	4,012	133,380	100,000	-	873	238,265
2010	69,833	132,078	250,000	801,656	941	1,254,508
2011	21,486	376,561	75,000	-	1,014	474,061
2012	95,884	178,260	-	-	1,093	275,237
2013	37,209	206,755	175,000	-	65,920 [6]	484,884
2014	16,024	6,110	-	-	616	22,750
2015	2,087	110,384	112,491	-	664	225,626
Thereafter	14,617	62,390	125,000	-	-	202,007
Sub-total	359,871	1,505,970	1,237,491	801,656	79,894	3,984,882
Unamortized premiums/(discount)	1,912	7,134	(10,930)	-	-	(1,884)
Total consolidated debt	361,783	1,513,104	1,226,561	801,656	79,894	3,982,998
AMB's share of unconsolidated JV Debt [3]	-	179,973	-	-	-	179,973
Total debt	361,783	1,693,077	1,226,561	801,656	79,894	4,162,971
JV partners' share of consolidated JV debt	-	(1,043,729)	-	-	(52,000)	(1,095,729)
AMB's share of total debt	$ 361,783	$ 649,348	$ 1,226,561	$ 801,656	$ 27,894	$ 3,067,242
Weighted average interest rate	5.0%	6.3%	6.2%	3.2%	6.8%	5.5%
Weighted average maturity (in years)	5.3	5.2	4.6	3.6	6.1	4.7

Market Equity

Security	Shares	Price	Value
Common Stock	89,230,097	$ 55.11	$ 4,917,471
LP Units	3,872,950	55.11	213,438
Total	93,103,047		$ 5,130,909

Preferred Stock and Units [4]

Security	Dividend Rate	Liquidation Preference
Series D preferred units [7]	7.75%	$ 79,767
Series I preferred units [7]	8.00%	25,500
Series J preferred units [7]	7.95%	40,000
Series K preferred units	7.95%	40,000
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000
Weighted Average/Total	7.27%	$ 417,767

Capitalization Ratios

Total debt-to-total market capitalization [5]	42.9%
AMB's share of total debt-to-AMB's share of total market capitalization [5]	35.6%
Total debt plus preferred-to-total market capitalization [5]	47.2%
AMB's share of total debt plus preferred-to-AMB's share of total market capitalization [5]	40.4%

(1) AMB secured debt includes debt related to international assets in the amount of $271.2 million. Of this, $84.6 million is associated with assets located in Asia and the remaining $186.6 million is related to assets located in Europe.
(2) Represents three credit facilities with total capacity of approximately $1,181 million. Includes $455.1 million, $227.7 million and $108.9 million in Euro, Yen and Canadian dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at September 30, 2006.
(3) The weighted average interest and maturity for the unconsolidated JV debt were 4.5% and 4.2 years, respectively.
(4) Exchangeable under certain circumstances by the unitholder and redeemable at the option of the Company after a specified non-call period, generally five years from issuance.
(5) See Reporting Definitions for the Company's definitions of "total market capitalization," "AMB's share of total market capitalization," "market equity," and "preferred." See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(6) Maturity includes $65 million balance outstanding on a $65 million non-recourse credit facility obtained by AMB Partners II.
(7) Callable as of September 30, 2006.

25

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

CO-INVESTMENT CONSOLIDATED JOINT VENTURES
As of September 30, 2006
(dollars in thousands)

Joint Ventures	AMB's Ownership Percentage	Number of Buildings	Square Feet [1]	Gross Book Value [2]	Property Debt	Other Debt	JV Partners' Share of Debt [3]
Co-Investment Operating Joint Ventures:							
AMB Erie [4]	50%	15	1,921,432	$ 100,812	$ 40,170	$ -	$ 20,085
AMB Partners II [6]	20%	117	9,713,784	662,029	316,936	65,000	305,710
AMB-SGP [7]	50%	74	8,287,424	442,237	236,388	-	117,900
AMB Institutional Alliance Fund II [5]	20%	70	8,004,048	511,191	244,460	-	193,014
AMB-AMS [8]	39%	33	2,172,137	151,372	61,851	-	37,935
AMB Institutional Alliance Fund III [9]	20%	93	10,599,651	1,016,147	494,416	-	391,678
Total Co-Investment Operating Joint Ventures	27%	402	40,698,476	2,883,788	1,394,221	65,000	1,066,322
Co-Investment Development Joint Ventures:							
AMB Partners II [6]	20%	n/a	n/a	341	-	-	-
AMB Institutional Alliance Fund II [5]	20%	n/a	n/a	4,154	-	-	-
AMB Institutional Alliance Fund III [9]	20%	1	179,400	9,331	-	-	-
Total Co-Investment Development Joint Ventures	20%	1	179,400	13,826	-	-	-
Total Co-Investment Consolidated Joint Ventures	26%	403	40,877,876	$ 2,897,614	$ 1,394,221	$ 65,000	$ 1,066,322

Co-investment Joint Ventures	Cash NOI [10]	Net Income	FFO	Partners' Share of Cash NOI [10]	Partners' Share of Net Income	Partners' Share of FFO
For the quarter ended September 30, 2006	$ 52,270	$ 14,078	$ 32,723	$ 39,522	$ 7,073	$ 24,220
For the nine months ended September 30, 2006	$ 146,775	$ 36,027	$ 88,632	$ 109,593	$ 18,284	$ 64,989

(1) For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.
(2) Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.
(3) JV partners' share of debt is defined as total debt less the Company's share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(4) AMB Erie is a co-investment partnership formed in 1998 with the Erie Insurance Group.
(5) AMB Institutional Alliance Fund II is a co-investment partnership with institutional investors, which invest through a private REIT.
(6) AMB Partners II is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees' Retirement System.
(7) AMB-SGP is a co-investment partnership formed in 2001 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation.
(8) AMB-AMS is a co-investment partnership with three Dutch pension funds advised by Mn Services NV.
(9) AMB Institutional Alliance Fund III is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private REIT.
(10) See Supplemental Financial Measures Disclosures for a discussion of why management believes NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing financial performance, and the limitations of the measure as a measurement tool.

26

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

OTHER CONSOLIDATED JOINT VENTURES
As of September 30, 2006
(dollars in thousands)

Properties	Market	AMB's Ownership Percentage	Number of Buildings	Square Feet	Gross Book Value [1]	Property Debt	JV Partners' Share of Debt [2]
Other Industrial Operating Joint Ventures	Various	92%	31	2,764,799	$ 242,422	$ 60,321	$ 4,408
Other Industrial Development Joint Ventures	Various	78%	15	3,113,610	247,424	58,562	24,999
Total Other Industrial Consolidated Joint Ventures		86%	46	5,878,409	$ 489,846	$118,883	$ 29,407

(1) Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets. Development book values include uncommitted land.

(2) JV Partners' Share of Debt is defined as total debt less the Company's share of total debt. See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.

27

AMB PROPERTY CORPORATION

SUPPLEMENTAL ANALYST PACKAGE
Third Quarter Earnings Conference Call

UNCONSOLIDATED JOINT VENTURES, MORTGAGE INVESTMENTS AND OTHER INVESTMENTS
As of September 30, 2006

(dollars in thousands)

Unconsolidated Joint Ventures	Market	Square Feet	AMB's Net Equity Investment	AMB's Ownership Percentage	AMB's Share of Debt (1)
Co-Investment Joint Ventures					
1. AMB-SGP Mexico (2)	Various, Mexico	2,474,745	$ 6,593	20%	$ 18,692
2. AMB Japan Fund I (3)	Various, Japan	2,628,458	22,492	20%	56,832
Total Co-Investment Joint Ventures		5,103,203	$ 29,085	20%	$ 75,524
Other Industrial Operating Joint Ventures		9,971,416	$ 49,340	52%	$ 99,655
Total Unconsolidated Joint Ventures		15,074,619	$ 78,425	40%	$ 175,179

Mortgage and Loan Investments	Market	Maturity	Mortgage Receivable (6)	Rate
1. Pier 1 (5)	SF Bay Area	May 2026	$ 12,721	13.0%
2. G.Accion	Various	March 2010	6,061	10.0%
			$ 18,782	

Other Investments	Market	Property Type	Net Investment	AMB's Ownership Percentage	AMB's Share of Debt (1)
1. Park One Land Parcel	Los Angeles	Parking Lot	$ 75,498	100%	$ -
2. G.Accion (7)	Various	Various	38,431	39%	4,794
3. IAT Air Cargo Facilities Income Fund (8)	Canada	Industrial	2,627	5%	-
			$ 116,556		$ 4,794

(1) See Supplemental Financial Measures Disclosures for a discussion of why management believes the Company's share of total debt is a useful supplemental measure for its management and investors, of ways to use this measure when assessing the Company's financial performance, and the limitations of the measure as a measurement tool.
(2) AMB-SGP Mexico is a co-investment partnership formed in 2004 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $4.8 million of shareholder loans outstanding at September 30, 2006 between the Company and the co-investment partnership.
(3) AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors.
(4) Square feet for development joint ventures represents estimated square feet at completion of development project.
(5) AMB has a 0.1% unconsolidated equity interest (with a 33% economic interest) in this property and also has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009.
(6) The Company holds inter-company loans that it eliminates in consolidations.
(7) The Company has a 39% unconsolidated equity interest in G.Accion, a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.
(8) One of the Company's subsidiaries has an approximate 5% equity interest in IAT Air Cargo Facilities Income Fund, a public Canadian real estate income trust.

28

REPORTING DEFINITIONS 29 Acquisition/non-recurring capex includes immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard" or to stabilization. Also includes incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building. AMB's share of total debt-to-AMB's share of total book capitalization is calculated using the following definitions: AMB's share of total debt is the pro rata portion of the total debt based on the Company's percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. AMB's share of total book capitalization is defined as the Company's share of total debt plus minority interests to preferred unitholders and limited partnership unitholders plus stockholders' equity. AMB's share of total debt-to-AMB's share of total market capitalization is calculated using the following definitions: AMB's share of total debt is the pro rata portion of the total debt based on the Company's percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company's definition of "total market capitalization" is total debt plus preferred equity liquidation preferences plus market equity. The Company's definition of "AMB's share of total market capitalization" is the Company's share of total debt plus preferred equity liquidation preferences plus market equity. The Company's definition of "market equity" is the total number of outstanding shares of the Company's common stock and common limited partnership units multiplied by the closing price per share of its common stock as of September 30, 2006. AMB's share of total market capitalization is defined by the Company as the Company's share of total debt plus preferred equity liquidation preferences plus market equity. Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Completion/Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months. Estimated yields on development and renovation projects are calculated from estimated annual NOI following occupancy stabilization divided by the estimated total investment, including Development Alliance Partner(r) earnouts (if triggered by stabilization), prepaid ground leases and associated carrying costs. Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest) plus preferred dividends and distributions. Interest coverage is adjusted EBITDA divided by total GAAP interest expense. Market equity is defined by the Company as the total number of outstanding shares of the Company's common stock and common limited partnership units multiplied by the closing price per share of its common stock as of September 30, 2006. Occupancy percentage represents the percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy. Percentage pre-leased represents the percentage of signed leases only. Preferred is defined by the Company, with respect to its capitalization ratios, as preferred equity liquidation preferences. Renovation projects represents projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally more than 10% - 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy). Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard." Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is the first in the unit (first generation) and there is no prior lease for comparison, then it is excluded from this calculation. Same store NOI growth is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period. Same store properties include all properties that were owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2004. Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition. Square feet owned represents 100% of the square footage of properties either owned directly by the Company or which the Company has a controlling interest in (e.g. consolidated joint ventures) and excludes square footage of development properties prior to completion. Stabilized GAAP cap rates rates are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, SFAS 141 adjustments, planned immediate capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB's joint venture partners. Tenant retention is the square footage of all leases renewed by existing tenants divided by the square footage of all expiring and renewed leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases. Total market capitalization is defined by the Company as total debt plus preferred equity liquidation preferences plus market equity. Value-added conversion project represents the repurposing of land or a building site for more valuable uses and may include such activities as rezoning, redesigning, reconstructing and retenanting.

SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES Adjusted EBITDA. The Company uses adjusted earnings before interest, tax, depreciation and amortization, or adjusted EBITDA, to measure both its operating performance and liquidity. The Company considers adjusted EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from its operations on an unleveraged basis before the effects of non-cash depreciation and amortization expense. By excluding interest expense, adjusted EBITDA allows investors to measure the Company's operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, the Company believes that adjusted EBITDA helps fixed income and equity investors to analyze its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. Management uses adjusted EBITDA in the same manner as the Company expects investors to when measuring the Company's operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share and unit distributions. The Company believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of the Company's performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company's operating results and liquidity, and to make more meaningful comparisons of the performance of its assets between periods and as against other companies. By excluding interest, taxes, depreciation and amortization when assessing the Company's financial performance, an investor is assessing the earnings generated by the Company's operations, but not taking into account the eliminated expenses incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company's required GAAP presentations. Adjusted EBITDA does not reflect the Company's historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on the Company's outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company's computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies. 30 Company's share of total debt. The Company's share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated or unconsolidated ventures holding the debt. The Company believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. The Company's share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. Interest coverage. The Company uses interest coverage to measure its liquidity. The Company considers interest coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company's ability to meet its interest payments on outstanding debt. The Company's computation of interest coverage may not be comparable to interest coverage reported by other companies. Fixed charge coverage. The Company uses fixed charge coverage to measure its liquidity. The Company considers fixed charge coverage to provide investors relevant and useful information because it permits fixed income investors to measure the Company's ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. The Company's computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies. Funds From Operations ("FFO"). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company's pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate

SUPPLEMENTAL FINANCIAL MEASURES DISCLOSURES 31 Same Store Net Operating Income ("SS NOI"). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers SS NOI to be a useful supplemental measure of our operating performance. For properties that are considered part of the same store pool, see Reporting Definitions. In deriving SS NOI, the Company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, property operating expenses and real estate taxes. The Company excludes straight-line rents in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company's computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company's real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company's liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company's real estate assets nor is FFO necessarily indicative of cash available to fund the Company's future cash requirements. Further, the Company's computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Net Operating Income ("NOI"). Net operating income is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. The following table reconciles SS NOI from net income for the three months ended September 30, 2006 and 2005 (dollars in thousands): For the Quarters Ended For the Nine Months Ended September 30, September 30, 2006 2005 2006 2005 Net income $ 33,387 $ 29,068 $ 136,317 $ 116,624 Private capital income (7,490) (5,764) (17,539) (12,520) Depreciation and amortization 48,761 40,494 136,160 121,279 General and administrative and fund costs 26,346 17,144 75,438 55,949 Total other income and expenses 17,029 35,339 40,626 61,010 Total minority interests share of income 17,366 14,723 47,165 54,784 Total discontinued operations (1,186) (16,534) (28,010) (54,954) NOI 134,213 114,470 390,157 342,172 Less non same-store NOI (21,926) (7,896) (61,748) (20,383) Less non cash adjustments (1) (2,673) (2,957) (7,379) (10,234) Cash-basis same-store NOI $ 109,614 $ 103,617 $ 321,030 $ 311,555 (1) Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

AMB PROPERTY CORPORATION CONTACTS Contact Name Title Phone E-mail Address Hamid R. Moghadam Chairman Chief Executive Officer (415) 733-9401 hmoghadam@amb.com W. Blake Baird President and Director (415) 733-9407 bbaird@amb.com Michael A. Coke EVP, Chief Financial Officer (415) 733-9405 mcoke@amb.com Guy F. Jaquier EVP, President, Europe and Asia (415) 733-9406 gjaquier@amb.com Eugene F. Reilly EVP, President, North America (617) 619-9333 ereilly@amb.com John T. Roberts, Jr. EVP, President, AMB Capital Partners (415) 733-9408 jroberts@amb.com Margan S. Mitchell VP, Corporate Communications (415) 733-9477 mmitchell@amb.com Corporate Headquarters Other Principal Office Locations Investor Relations AMB Property Corporation Amsterdam Shanghai Tel: (415) 394-9000 Pier 1, Bay 1 Boston Singapore Fax: (415) 394-9001 San Francisco, CA 94111 Chicago Tokyo E-mail: ir@amb.com Tel: (415) 394-9000 Los Angeles Website: www.amb.com Fax: (415) 394-9001 New Jersey 32

Some of the information included in this supplemental analyst package and the conference call to be held in connection therewith contains forward- looking statements, such as those related to development and renovation projects (including stabilization dates, square feet at stabilization or completion, and total investment amounts), lease expirations and future business plans (such as property divestitures and financings), which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2005.